Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2009 RESULTS

PORTLAND, ORE.—May 12, 2009— Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser microengineering systems, today announced results for its fourth quarter and full 2009 fiscal year, ended March 28, 2009. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Fourth quarter revenues were $18.1 million, representing a 29% decrease from the third quarter. Net loss on a GAAP basis was $14.9 million or $0.55 per share, compared to a net loss of $29.3 million or $1.08 per share in the prior quarter. The GAAP net loss included $9.0 million of charges associated with restructuring, expenses related to the Zygo transaction, write-off of engineering material, and an impairment of auction rate securities. Excluding the impact of these charges, purchase accounting, and equity compensation, non-GAAP net loss was $7.1 million or $0.26 per share, compared to a non-GAAP net loss of $5.8 million or $0.21 per share in the third quarter of fiscal 2009.

Orders in the fourth quarter were $16.1 million, compared to $21.2 million in the third quarter, reflecting the current economic environment. “The capacity utilization rates of our customers and economic concerns resulted in a virtual freeze in purchasing activity across all of our markets,” noted Nick Konidaris, ESI president and CEO.

Revenues for the full fiscal year 2009 were $157.3 million, down 36% from 2008, which was a ten month fiscal year. On a GAAP basis, the fiscal 2009 net loss was $51.0 million or $1.89 per share, compared to net income of $16.6 million or $0.59 per diluted share in the prior year. Non-GAAP net loss was $9.1 million or $0.34 per share, compared to non-GAAP income of $23.5 million or $0.84 per diluted share in fiscal 2008.

Fourth quarter operating expenses on a non-GAAP basis declined by nearly $2 million sequentially, reflecting the cost reduction actions taken during the quarter. Konidaris added, “Our annualized non-GAAP expense run rate is now approximately $35 million, or 34%, lower than one year ago.”

Balance Sheet and Cash Flow

At quarter end, cash and investments totaled $162 million, including $6.0 million of auction rate securities. Cash used in operations was $5.5 million for the fourth quarter. For the year, the company generated $17.8 million of cash from operations. Continued Konidaris, “We are confident our strong balance sheet and debt-free position will allow us to withstand this downturn and continue to invest for long-term growth.”

Termination of Proposed Merger with Zygo Corporation

After the quarter ended, the company announced that ESI and Zygo Corporation had agreed to terminate their merger agreement. As part of the termination, ESI received a break up fee of $5.4 million relating to the Zygo Board of Directors’ withdrawal of its recommendation in favor of the merger. “Although this merger did not work out as we had intended, we remain committed to our strategy of expanding into adjacent markets and applications,” noted Konidaris.

Q1 2010 Outlook

Looking forward, visibility continues to be extremely limited. Although there are some indications that our markets are bottoming, broad based improvement will take some time to occur. As a result, we are targeting revenues for the first quarter of fiscal 2010 to be about the same as the fourth quarter and a non-GAAP loss per share of between $0.25 and $0.30 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. Included in non-recurring items will be a gain of approximately $4.5 million reflecting net proceeds from the termination of the Zygo merger.

Konidaris concluded, “Even though utilization rates are beginning to improve, our markets continue to be very challenging. However, as we look forward, we believe we have sized our cost structure and focused our investments in new products to enable us to successfully weather the market downturn and see leveraged growth in profits as markets recover.”

The company will hold a conference call today at 5:00 p.m. Eastern Time. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 63235450. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through May 22, 2009 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 56730988. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, passive components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, revenue, growth, investment, and loss per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

ESI Announces Fourth Quarter and Fiscal 2009 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended Mar. 28, 2009	Ten months ended Mar. 29, 2008
Operating Results:	Mar. 28, 2009	Mar. 29, 2008
Net sales	$18,061	$70,590	$157,313	$247,155
Cost of sales	13,424	39,017	98,895	135,014

Gross profit	4,637	31,573	58,418	112,141
Operating expenses:
Selling, service and administrative	10,352	17,159	51,260	52,262
Research, development and engineering	12,136	10,617	38,179	36,104
Goodwill impairment	—	—	17,396	—
Restructuring costs	1,976	972	4,011	972
Merger transaction costs	1,850	—	1,850	—
Write-off of acquired in-process research and development	—	—	—	2,800

Total operating expenses	26,314	28,748	112,696	92,138

Operating (loss) income	(21,677)	2,825	(54,278)	20,003
Non-operating (expense) income:
Other-than-temporary impairment of auction rate investments	(1,096)	—	(13,593)	—
Interest and other income, net	196	1,777	3,194	6,509

Total non-operating (expense) income	(900)	1,777	(10,399)	6,509

(Loss) income before income taxes	(22,577)	4,602	(64,677)	26,512
(Benefit from) provision for income taxes	(7,652)	1,623	(13,627)	9,923

Net (loss) income	$(14,925)	$2,979	$(51,050)	$16,589

Net (loss) income per share - basic	$(0.55)	$0.11	$(1.89)	$0.59

Net (loss) income per share - diluted	$(0.55)	$0.11	$(1.89)	$0.59

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2009 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:	Mar. 28, 2009	Mar. 29, 2008
Assets
Current assets:
Cash and cash equivalents	$153,538	$141,059
Investments	2,380	2,011

Total cash and investments	155,918	143,070
Trade receivables, net	18,847	60,272
Inventories	84,882	101,501
Shipped systems pending acceptance	2,072	2,583
Deferred income taxes, net	6,298	14,906
Other current assets	10,594	7,822

Total current assets	278,611	330,154
Non-current investments	6,007	17,835
Property, plant and equipment, net	43,005	47,962
Non-current deferred income taxes, net	22,620	1,026
Goodwill	—	12,267
Acquired intangible assets, net	7,929	10,261
Other assets	26,075	36,107

Total assets	$384,247	$455,612

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$7,492	$17,604
Accrued liabilities	12,958	25,300
Deferred revenue	11,251	12,583

Total current liabilities	31,701	55,487
Non-current income taxes payable	9,023	7,885
Shareholders’ equity:
Preferred and common stock	133,808	131,417
Retained earnings	211,085	262,135
Accumulated other comprehensive loss	(1,370)	(1,312)

Total shareholders’ equity	343,523	392,240

Total liabilities and shareholders’ equity	$384,247	$455,612

End of period shares outstanding	27,184	27,112

Total cash and investments	$161,925	$160,905

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2009 Results

Electro Scientific Industries, Inc.

Analysis of Fourth Quarter and Fiscal 2009 Results

(Dollars and shares in thousands)

(Unaudited)

	Three months ended		Twelve months ended Mar. 28, 2009	Ten months ended Mar. 29, 2008
	Mar. 28, 2009	Mar. 29, 2008
Sales detail:
Semiconductor Group	$5,073	$23,723	$44,855	$109,156
Passive Components Group	4,692	28,136	29,243	75,112
Interconnect Micro-Machining Group	8,296	18,731	83,215	62,887

Total	$18,061	$70,590	$157,313	$247,155

Gross margin %	26%	45%	37%	45%
Selling, service and administration expense %	57%	24%	33%	21%
Research, development and engineering expense %	67%	15%	24%	15%
Operating (loss) income %	(120%)	4%	(35%)	8%
Effective tax rate %	34%	35%	21%	37%
Average shares outstanding - basic	27,133	27,599	27,079	27,929
Average shares outstanding - diluted	27,133	27,680	27,079	28,323
End of period employees	567	743	567	743

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2009 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended Mar. 28, 2009	Ten months ended Mar. 29, 2008
Reconciliation of GAAP to Non-GAAP Financial Measures:	Mar. 28, 2009	Mar. 29, 2008
Gross profit per GAAP	$4,637	$31,573	$58,418	$112,141
Add back:
Purchase accounting included in cost of sales	289	321	1,157	1,946
Equity compensation included in cost of sales	114	211	713	538

Total non-GAAP adjustments to gross profit	403	532	1,870	2,484

Non-GAAP gross profit	$5,040	$32,105	$60,288	$114,625

Non-GAAP gross margin	27.9%	45.5%	38.3%	46.4%

Operating expense per GAAP	$26,314	$28,748	$112,696	$92,138
Less:
Purchase accounting included in:
Selling, service and administration	221	513	1,171	1,445
Research, development and engineering	33	(18)	14	(42)
Write-off of acquired in-process research and development	—	—	—	2,800

Subtotal - purchase accounting included in operating expense	254	495	1,185	4,203

Equity compensation included in:
Selling, service and administration	579	809	2,748	2,320
Research, development and engineering	300	338	918	877

Subtotal - equity compensation included in operating expense	879	1,147	3,666	3,197

Write-off of material from canceled program included in:
Research, development and engineering	4,084	—	4,084	—

Subtotal - write-off of material from canceled program included in operating expense	4,084	—	4,084	—

Other:
Goodwill impairment included in operating expense	—	—	17,396	—
Merger transaction costs included in operating expense	1,850	—	1,850	—
Restructuring costs included in operating expense	1,976	972	4,011	972

Subtotal - other non-recurring items included in operating expense	3,826	972	23,257	972

Total non-GAAP adjustments to operating expense	9,043	2,614	32,192	8,372

Non-GAAP operating expense	$17,271	$26,134	$80,504	$83,766

Operating (loss) income per GAAP	$(21,677)	$2,825	$(54,278)	$20,003
Non-GAAP adjustments to gross profit	403	532	1,870	2,484
Non-GAAP adjustments to operating expense	9,043	2,614	32,192	8,372

Non-GAAP operating (loss) income	$(12,231)	$5,971	$(20,216)	$30,859

Non-operating (expense) income, net per GAAP	$(900)	$1,777	$(10,399)	$6,509
Non-GAAP adjustment for other-than-temporary impairment of auction rate investments	1,096	—	13,593	—

Non-GAAP non-operating income	$196	$1,777	$3,194	$6,509

Net (loss) income per GAAP	$(14,925)	$2,979	$(51,050)	$16,589
Non-GAAP adjustments to gross profit	403	532	1,870	2,484
Non-GAAP adjustments to operating expense	9,043	2,614	32,192	8,372
Non-GAAP adjustments to non-operating expense	1,096	—	13,593	—
Income tax effect of non-GAAP adjustments	(2,694)	(1,138)	(5,698)	(3,925)

Non-GAAP net (loss) income	$(7,077)	$4,987	$(9,093)	$23,520

Basic Non-GAAP net (loss) income per share	$(0.26)	$0.18	$(0.34)	$0.84

Diluted Non-GAAP net (loss) income per share	$(0.26)	$0.18	$(0.34)	$0.84

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2009 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

	Three months ended		Twelve months ended Mar. 28, 2009	Ten months ended Mar. 29, 2008
Consolidated Condensed Statements of Cash Flows:	Mar. 28, 2009	Mar. 29, 2008
Net (loss) income	$(14,925)	$2,979	$(51,050)	$16,589
Non-cash adjustments and changes in operating activities	9,395	(5,425)	68,812	(1,348)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(5,530)	(2,446)	17,762	15,241
NET CASH PROVIDED BY INVESTING ACTIVITIES	20,443	2,649	432	59,938
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	433	(12,340)	(1,924)	(35,650)
Effect of exchange rate changes on cash	(599)	199	(3,791)	1,068

NET CHANGE IN CASH AND CASH EQUIVALENTS	14,747	(11,938)	12,479	40,597
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	138,791	152,997	141,059	100,462

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$153,538	$141,059	$153,538	$141,059

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141